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                                                                   Exhibit 10.52

                          HARRAH'S ENTERTAINMENT, INC.
                           1990 Restricted Stock Plan
                               PARTICIPATION AWARD


THIS CERTIFIES THAT the Human Resources Committee of the Board of Directors of Harrah's Entertainment, Inc. has awarded [RSP Grant] shares of restricted stock to [Name] in accordance with the Company's 1990 Restricted Stock Plan, as amended.

Original Grant Date:  [Grant Date]


The restriction on these                    Vesting Schedule
shares will lapse in the
annual installments as                      [number] shares January 1, 1998
shown at right if the                       [number] shares January 1, 1999
participant is actively                     [number] shares January 1, 2000
employed with the Company                   [number] shares January 1, 2001
on the vesting date.


This award is subject to the terms and conditions of the Company's 1990 Restricted Stock Plan, as it may be amended from time to time. A brief summary of certain of the terms and conditions that apply to this award is on the reverse side of this award. This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.


DATE as of this 12th day of December, 1996.
                ----        --------  ----

                                       HARRAH'S ENTERTAINMENT, INC.


/s/ Rebecca W. Ballou                  /s/ Philip G. Satre
----------------------                 -----------------------------
Secretary                              President and Chief Executive
                                       Officer



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                          SUMMARY OF CERTAIN CONDITIONS

1. The stock certificates representing this award will be held by the Company until the restrictions are lifted.

2. During the restricted period, the shares may not be sold, assigned, pledged, encumbered or used as collateral for a loan. After the shares vest, the stock certificates representing such shares may contain a restrictive legend as required by law.

3. If the participant voluntarily or involuntarily terminates active employment with the Company or its subsidiaries for any reason before the restrictions have been removed (except for death or disability as provided in Paragraph 4 below), then, subject to any contractual provisions, the terms of the Plan or the Administrative Regulations thereunder, all shares covered by the restrictions at that time will be automatically forfeited to the Company.

         Reference is made to the vesting acceleration provisions in the Plan's Administrative Regulations, which provisions are applicable upon a "Change in Control" (as defined in, and subject to, such Regulations).

4. If employment ceases because of death or disability (as disability is defined in the Plan's Administrative Regulations), then, subject to any contractual provisions, the terms of the Plan or the Administrative Regulations thereunder, the restrictions on 50% of the shares remaining under restriction at that time will be removed.

5. The rights of the participant are not transferrable other than by will or the laws of descent and distribution in accordance with the Plan's provisions.

6. The participant will be entitled to vote and receive dividends on the restricted shares.

7. ALL TERMS AND CONDITIONS OF THE HARRAH'S ENTERTAINMENT, INC. 1990 RESTRICTED STOCK PLAN AND THE ADMINISTRATIVE REGULATIONS THEREUNDER, AS AMENDED FROM TIME TO TIME, ARE INCORPORATED HEREIN BY REFERENCE. ANY CONFLICT OR QUESTION OF INTERPRETATION SHALL BE GOVERNED BY THE PROVISIONS OF THE PLAN, THE PLAN'S ADMINISTRATIVE REGULATIONS AND THE DECISIONS OF THE HUMAN RESOURCES COMMITTEE.